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EXHIBIT  99A

U  S  WEST  Communications,  Inc.
7800  East  Orchard  Road
Englewood,  Colorado    80111

[U  S  WEST  Communications  Group  logo  and  registered  mark]

News  Release

Release  Date:    October  27,  1997

Contact:    Dave  Banks,  303-896-3040

           U S WEST COMMUNICATIONS REPORTS CONTINUED SOLID EARNINGS
    AS IT ROLLS OUT NEW PRODUCTS INCLUDING FIRST-IN-THE-NATION PCS SERVICE
            - IMPROVING REVENUES LEAD TO DOUBLE-DIGIT EPS GROWTH -

ENGLEWOOD, Colo. - Fueled by healthy revenue growth, U S WEST Communications Group (NYSE: USW) today reported a normalized third quarter earnings per share increase of nearly 12 percent. The company achieved this while absorbing costs related to the rollout of its first-in-the-nation "one number" PCS product, as well as accelerated spending for mandated interconnection and number portability to help foster local competition.

Operating revenues - driven largely by increased sales for local and data networking services, and custom calling features - were up 6.3 percent, the highest quarterly growth rate so far this year. Normalized income for the quarter grew 13.5 percent to $320 million from $282 million in third quarter 1996. Normalized earnings per share rose to $0.66 for the quarter, up from $0.59 in third quarter 1996.

Results for the quarter were normalized for a $19 million one-time, after-tax gain associated with the sale of selected rural exchanges in Minnesota. Results for the quarter were also normalized to reflect a $3 million one-time, after-tax cost associated with calling of liquid yield option note debt. Results for third quarter, 1996 were normalized to reflect the effects of a change in accounting principle and a one-time, after-tax gain associated with the sale of selected rural exchanges in Utah.

In a separate announcement today, U S WEST, Inc., said that it intends to split U S WEST Communications Group and U S WEST Media Group (NYSE: UMG) into separate public companies in the second half of 1998. Since November 1995, the two groups have traded as distinct classes of "target" stock of U S WEST, Inc.

"This is a great move for shareowners and customers of both groups," said Richard McCormick, chairman and CEO of U S WEST, Inc. "Creating independent companies will make it easier for both businesses to pursue exciting new opportunities."

-more-
U  S  WEST  Communications  Third  Quarter  Earnings  -  Page  2

"We continue to achieve excellent results financially, operationally and in the regulatory arena," said Sol Trujillo, president and chief executive officer of U S WEST Communications Group. "We accelerated revenue growth, even at a time of increased competition and spending to fund growth initiatives. We continued to keep costs in check, and made significant progress leveling the playing field in the regulatory arena. And, most important for our customers, we demonstrated the real value of integrated telecommunications, with the successful rollout of our new, one-number PCS service."

- "Access2 Advanced PCS from U S WEST" rolled out in Denver on September 23. With this first-in-the-nation product, customers can get the benefits of one-number calling by choosing to use their wireless phone as an extension of their primary home or business line. Customers can also choose to have integrated voice mail, a single bill for both wireless and wireline services, and can order services through a single sales channel. Rollout of Access2 - the first integrated wireless PCS service in the nation - into two additional markets is slated for the next four months.

Trujillo said investors should also be pleased with the company's recent performance on the regulatory front. He called the U.S. 8th Circuit Court's October 16 decision on re-bundling of network services a "major win for our customers and for us." This decision prevents potential local-telephone competitors from arbitraging between resale and unbundled element prices by forcing U S WEST to re-combine individual network elements sold at "unbundled" element costs. Additionally, Trujillo cited favorable progress on state regulatory matters in Arizona, Idaho, Minnesota and Washington.

Other  third  quarter  highlights  include:

Volumes  and  Penetration:

     - The addition of 663,000 access lines (adjusted for the sales of selected rural exchanges) over the past twelve months for an access-line growth rate of 4.3 percent. On an adjusted basis, business access lines grew at 5.7 percent; residential access lines grew at 3.8 percent; and residential additional lines grew 28.2 percent, reaching a second-line penetration level of 12.9 percent.
     - Residential penetration levels for the company's most popular custom calling features reached all-time highs: Caller ID, 28 percent (2nd highest in the industry); Voice Messaging, 19 percent (tops in the industry); and Call Waiting, 39 percent.
     - The company has sold more than 175,000 Home Receptionist and Business Receptionist Screen Phones, making it the industry leader in sales of that product. These phones visually and functionally integrate a number of custom calling services, and increase the penetration of these vertical services.
     -more-
U  S  WEST  Communications  Third  Quarter  Earnings  -  Page  3
- Completed regionwide deployment of 3-way Calling Pay-Per-Use. This product is an example of growing revenues through usage-based pricing.
Sales  and  Revenues:
-  Local  service  revenues  grew  8.8 percent - their highest level of growth
since  fourth    quarter,  1996.
- A 25 percent increase in private line and special access revenues, which totaled $217 million for the third quarter -- a reflection of the company's growing  data  networking  services  business  and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.
- Total vertical services revenue - including not only custom calling services such as call waiting, but also voice messaging and Caller ID (CLASS) services
- are up 20 percent from third quarter 1996 to about $290 million. Those revenues now represent 11 percent of total revenues.
- Completed the sale of rural exchanges that were announced in 1993. Since then, the company sold some 342,000 access lines - about 2 percent of its total access lines - in all 14 states. Total proceeds from these sales were over $1 billion.
Additional  Product  and  Brand  Initiatives:
- The continuing 1997 rollout of National Directory Assistance to six of the company's 14 states and in Portland, Ore. National DA service allows customers to obtain phone numbers anywhere in the U. S. simply by calling 1-411. U S WEST Communications continues to be the leader among the RBOCs with National DA in terms of geographic coverage and speed to market. In each market introduction, customer response has exceeded objectives by more than 200 percent.
- U S WEST Communications announced its selection as the official local wired and wireless telecommunications provider of the 2002 Winter Olympic Games in Salt Lake City, Utah.
- The company's data networking division rolled out a new Internet-based, electronic commerce service that helps retailers create an electronic storefront on the Web. Soon, it will launch the first commercially available "DSL" (digital subscriber line) data networking access service in the nation as well as a high-speed Internet access service for consumers and small businesses.
-more-
U  S  WEST  Communications  Third  Quarter  Earnings  -  Page  4
- On the small business side, sales of Centrex 21 - the company's enhanced Centrex product - tripled during the quarter, bringing total sales to more than 102,000 units.
Costs  and  Margins:
- Absorbed approximately $75 million year-to-date in expenses and approximately $115 million year-to-date in capital related to interconnection and number portability. The company expects to significantly increase spending on interconnection for the balance of 1997 and into 1998.
- Growth in cash provided by operating activities of 23 percent, or $535 million, and even stronger growth in net cash flow, enabled the company to reduce its borrowing levels by over $745 million during the first nine months of the year.
Trujillo added that the company is on plan with its 1997 earnings and operational objectives.

U  S  WEST  Communications  (NYSE:    USW)  provides  a  full  range  of
telecommunications services - including wireline, wireless PCS and data networking - to more than 25 million customers in 14 western and midwestern states. The company is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, U S WEST Media Group, is involved in domestic and international cable and telephony, wireless communications, and directory and information services.

[Safe Harbor statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.]